SCHEDULE 14C
                         (RULE 14C-101)

          INFORMATION REQUIRED IN INFORMATION STATEMENT

                    SCHEDULE 14C INFORMATION

         INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:
[ ]      Preliminary Information Statement
[ ]      Confidential, for Use of the Commission Only (as
permitted by  Rule 14c-5(d)(2))
[X]      Definitive Information Statement

                                 AIRTRAX, INC.
                  (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:






                          AIRTRAX, INC.

                       870-B Central Avenue
                   Hammonton, New Jersey 08037

                      INFORMATION STATEMENT

               WE ARE NOT ASKING YOU FOR A PROXY,
          AND YOU ARE REQUESTED NOT TO SEND US A PROXY


                             GENERAL
       This Information Statement is being furnished to the stockholders of AirTrax, Inc., a New Jersey corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock, no par value ("Common Stock"), and outstanding 5% Voting Preferred Stock, no par value ("Preferred Stock"). The Company's Board of Directors on December 13, 2000, approved and recommended that the Certificate of Incorporation be amended in order to increase the Company's authorized Common Stock from 5,000,000 shares to 10,000,000 shares. A consent of shareholders holding in excess of a majority of the Voting Capital Stock approving the Amendment was executed on December 15, 2000. The proposed Amendment will become effective upon the filing of the Amendment with the Secretary of State of the State of New Jersey. The Company anticipates that the filing of the Amendment will occur on or about January 31, 2001. If the proposed Amendment was not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting convened for the specific purpose of approving the Amendment.

      The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 14A:5-6 of the New Jersey Business Corporations Act (the "NJBCA") which provides that the written consent of the holders of outstanding shares entitled to vote at a meeting of stockholders, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 14A:5-6 of the NJBCA, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors has recommended the increase in the Company's authorized Common Stock from 5,000,000 to 10,000,000 in order to complete its business plan through future financings, which may include the sale of its Common Stock in private or public offerings.

      The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company is December 13, 2000 (the "Record Date"). On the Record Date, Peter Amico, the Company's President and Chairman, and Arcon Corp., a corporation wholly owned by Mr. Amico ("Affiliate"), own in the aggregate 1,679,071 shares of Common Stock and 275,000 shares of Preferred Stock of the Company of the Company. Each share of Preferred Stock is entitled to cast 10 votes on all matters brought for shareholder vote. On the Record Date, Mr. Amico and the Affiliate own 4,429,071 (or 58.45%) of a total of 7,578,012 outstanding Voting Capital Stock of the Company (after giving effect to the 10 for one rights of the Preferred Stock) entitled to vote on this matter. Mr. Amico and the Affiliate gave their written consent to the adoption of the Amendment described in this Information Statement on December 15, 2000. The written consent to the Amendment by the majority shareholders of Voting capital Stock becomes effective on upon the filing of the written consent with the Secretary of the Company. The Company will prepare and file a Certificate of Amendment to its Certificate of
Incorporation with the State of New Jersey effecting the increase in the Company's authorized common stock. The Company anticipates that the filing of the Amendment will occur on or about January 31, 2001. The date on which this Information Statement was first sent to the stockholders is on or about January 20, 2001.

       Pursuant to Section 14A:5-6 of the NJBCA, the Company is required to provide at least 10 days advance written notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will notify its stockholders at the time of distribution of its next Form 10-KSB of the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the NJBCA are afforded to the Company's stockholders as a result of the adoption of the Amendment.

                  OUTSTANDING VOTING STOCK OF THE COMPANY

      As of the Record Date, there were 4,828,012 shares of Common Stock and 275,000 shares of Preferred Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. Each share of Preferred Stock entitles the holder thereof to 10 votes on all matters submitted to stockholders.

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

The following table identifies as of the Record Date information regarding the current directors and executive officers of the Company and those persons or entities who beneficially own more than 5% of its Common Stock and Preferred Stock of the Company:


                                             Percentage of   Percentage of
                    Common Stock  Preferred  Common Stock    Preferred Stock
                  Beneficially  Voting Stock Beneficially    Beneficially
Name(1)             Owned(2)      Rights(3)  Owned(2)        Owned(3)
----------------------------------------------------------------------
[S]                  [C]            [C]          [C]             [C]
Peter Amico
President and
Chairman          1,719,071(4)    2,750,000(5) 35.31%        100%

D. Barney Harris     90,494(6)         -0-      1.87%         -0-
Vice President and
Director

Frank Basile        110,128(7)         -0-      2.28%         -0-
Director

James Hudson         55,800(8)         -0-      1.16%         -0-
Director

John Watt Jr.       109,000(9)         -0-      2.26%         -0-
Secretary and
Director

Daniel H. Luciano    21,375            -0-      0.44%         -0-
Director

All directors     2,105,868(10)   2,750,000    43.10%(9)     100%
and executive
officers as a
group (6 persons)
-----------------
(1). The address of each beneficial owner is 870-B Central Avenue Hammonton, New Jersey 08037, the address of the Company.
(2). Based on 4,828,012 shares of common stock outstanding as of the Record Date, except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.
(3).  Based upon 275,000 outstanding shares of preferred stock.
(4). Represents (i) 1,619,071 shares of common stock held by Arcon Corp., a corporation wholly owned by Mr. Amico, (ii) 60,000 shares of common stock held by Mr. Amico, and (iii) options to purchase 40,000 shares of common stock pursuant to Mr. Amico's employment agreement.
(5). The amount gives effect to the 10 for 1 voting rights per share of the preferred stock.
(6). Includes 12,500 shares of common stock underlying options exercisable to Mr. Harris' employment agreement.
(7). Includes 5,128 shares of common stock held by an affiliate, 10,000 shares of common stock held by his spouse and 5,000 shares of common stock exercisable as director's options
(8). Includes 44,500 shares held by an affiliate.
(9). Includes 100,000 shares held jointly with his spouse, and 4,000 held by an affiliate.
(10). Includes shares of common stock underlying options held by Mr. Amico in the amount of 40,000, Mr. Harris in the amount of 12,500 and Mr. Basile in the amount of 5,000.




                    AMENDMENT TO CERTIFICATE TO EFFECT INCREASE
                          AUTHORIZED SHARES OF CAPITAL STOCK



GENERALLY.
------------

         The Board of Directors of the Company proposes to amend paragraph 5 of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, no par value, from 5,000,000 to 10,000,000.


REASONS FOR THE PROPOSED INCREASE IN AUTHORIZED SHARES.

The Company is currently authorized to issue 5,000,000 shares of Common Stock, no par value, of which 4,828,012 shares were issued and outstanding at the close of business on the Record Date. The Company will require additional capital to complete its business plan, which includes the commercialization and sale of its omni-directional forklift. The Company will seek to acquire the necessary capital through future financings, including the private and public sale of its Common Stock. Although the Company has had discussions with a number of investors to purchase Common Stock of the Company on a private placement basis, the Company has no present agreement to issue any additional securities. Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Company, and the proposed increase in authorized shares of Common Stock is not intended to be an anti-takeover device. The amendment is being sought solely to augment liquidity and enhance corporate flexibility.

      There can be no assurances, nor can the Board of Directors of the Company predict what effect, if any, these proposed amendments will have on the market price of the Company's Common Stock. The amendments are being sought solely to facilitate addition equity financings of the Company.

NO DISSENTER'S RIGHTS.

Under NJBCA, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendments to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company.

The complete text of the proposed Amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

BY ORDER OF THE BOARD OF DIRECTORS


/S/ Peter Amico                           January 16, 2001
Peter Amico,
President and Chairman
AirTrax, Inc.





                            EXHIBIT "A"

                           AIRTRAX, INC.
                      CERTIFICATE OF AMENDMENT
                                 OF
                    CERTIFICATE OF INCORPORATION

The undersigned corporation, organized under the laws of the State of New Jersey, to amend its Certificate of Incorporation in accordance with Chapter 9 of the New Jersey Business Corporation Act, hereby certifies:

       FIRST: The name of the Corporation is AIRTRAX, INC.

       SECOND: The effect a change in the number of authorized shares of common stock of the Corporation, paragraph 5 of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

The aggregate number of shares which the Corporation shall have authority to issue is ten million five hundred thousand (10,500,000), itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

                                                     Par value per Share or
                     Series                          statement that Shares
           Class    (if any)     Number of Shares      have no par value
          -------  ---------     ----------------    ----------------------

          Common                     10,000,000             No Par
          Preferred                     500,000             No Par

The relative rights, preferences and limitations of the shares of each class and series (if any), are as follows:

      The Board of Directors shall have the authority by vote of the majority of the Shareholders hereof, to assign certain characteristics to all or any part of the Class A Preferred Stock which may be used to acquire capital, restructure the capitalization, maintain voting control, reduce dilution and any other purpose which would be deemed in the best interest of the Shareholders.

      THIRD: The shareholders of the corporation adopted this amendment without a meeting pursuant to written consent of the shareholders on December 15, 2000.

     FOURTH: The number of shares entitled to vote were 4,828,012 shares of common stock and 275,000 shares of preferred stock. Each share of preferred stock is entitled to 10 votes per share on all matters brought for a shareholder vote. The total number of voting shares is 7,578,102 after giving effect to the 10 for 1 voting rights of the preferred stock. The number of shares of common stock that voted for the amendment was 1,679,071 and the number of shares of preferred stock that voted for the amendment was 275,000 (or 2,750,000 votes, after giving effect to the 10 for 1 voting rights of the preferred stock), for a total of 4,429,071 votes cast for the amendment. All votes were through written consent.

      IN WITNESS WHEREOF, AIRTRAX, INC. has caused its duly authorized officer to execute this Certificate on this the __day of January 2001.

AirTrax, Inc.


_______________
Peter Amico
President